Exhibit 5.1

October 21, 2020

Biodesix, Inc.

2970 Wilderness Place

Suite 100

Boulder, CO 80301

Re: 4,791,667 Shares of Common Stock, $0.001 par value per share

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-1, File No. 333-249260, filed by Biodesix, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on October 2, 2020, under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Amendment No. 1, filed with the SEC on October 9, 2020, Amendment No.2, filed with the SEC on October 13, 2020, and Amendment No.3, filed as of the date hereof, (as so amended, the “Registration Statement”). The Registration Statement relates to the registration under the Securities Act of 4,791,667 shares (including an aggregate of 625,000 shares that may be sold by the Company pursuant to the exercise of the underwriters’ option to purchase shares to cover overallotments under the Underwriting Agreement (as defined below) of Common Stock, $0.001 par value per share (the “New Shares”), of the Company. The New Shares are to be sold by the Company pursuant to an underwriting agreement among the Company and the Underwriters named therein, the form of which has been filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined: (i) the Registration Statement; (ii) the form of the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Company to be filed with the Secretary of State of the State of Delaware prior to the closing of the sale of the New Shares contemplated by the Registration Statement, filed as Exhibit 3.2 to the Registration Statement; (iii) the form of the Amended and Restated Bylaws of the Company to be effective prior to the closing of the sale of the New Shares contemplated by the Registration Statement, filed as Exhibit 3.4 to the Registration Statement; (iv) the form of the Underwriting Agreement; and (v) the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the issuance of the New Shares by the Company. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company. We have also assumed that the Certificate of Incorporation will be approved by all requisite action of the stockholders of the Company and will be duly filed with the Secretary of State of the State of Delaware prior to the sale of the New Shares.

Biodesix, Inc.

October 21, 2020

Based on the foregoing, we are of the opinion that the New Shares will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act; (ii) the Company’s board of directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the New Shares as contemplated by the Registration Statement; and (iii) certificates representing the New Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any New Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such New Shares to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof, all in accordance with the Underwriting Agreement as executed and delivered by the parties thereto.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP